Exhibit 10.1
Master Security Agreement No. 6081110
MASTER SECURITY AGREEMENT
No. 6081110
Dated as of March 31, 2006 (“Agreement”)
     THIS AGREEMENT is between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Alnylam Pharmaceuticals, Inc. (“Debtor”). Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor’s mailing address and chief place of business is 300 Third Street, 3rd and 4th Floor, Cambridge, MA 02142.
1. CREATION OF SECURITY INTEREST.
     Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property financed by the Secured Party and listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefore, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”). Debtor acknowledges that, notwithstanding that the Note(s) may be paid in full, this Security Agreement shall continue to secure the payment and performance of all such Indebtedness, now existing or arising in the future, and that Secured Party shall be under no obligation to release the Collateral unless and until all Indebtedness of Debtor to Secured Party has been paid and satisfied; provided, however, Secured Party, in its sole and exclusive discretion, may elect to release some of the Collateral without prejudice to Secured Party’s security interest in the remaining Collateral.
2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.
     Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:
(a)	Due Organization. Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State of Delaware set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b)	Power and Capacity to Enter Into and Perform Obligations. Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Collateral Schedule, each Note and any other documents executed in connection with each Collateral Schedule and the Indebtedness (all of the foregoing are called the ”Debt Documents”);

(c)	Due Authorization. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

(d)	Approvals and Consents. No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e)	No Violations or Defaults. The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any material judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any material contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f)	Litigation. There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could reasonably be expected to, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

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(g)	Solvency. The fair salable value of Debtor’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Debtor is not left with unreasonably small capital after the transactions in this Agreement or any Collateral Schedule and Debtor is able to pay its debts (including trade debts) as they mature.

(h)	Financial Statements Prepared In Accordance with GAAP. All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(i)	Use of Collateral. The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(j)	Collateral in Good Condition and Repair. The Collateral is, and will remain, in good condition and repair (ordinary wear and tear excepted);

(k)	Location of Collateral. All of the tangible Collateral is located at the locations set forth on each Collateral Schedule, or such other location as the Debtor shall have given notice to the Secured Party as provided in the next sentence. Debtor shall give the Secured Party twenty (20) days prior written notice of any relocation of any Collateral;

(l)	Ownership of Collateral. Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(m)	Encumbrances. Except to the extent the Collateral is comprised of or constitutes leasehold improvements, the Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens;

(n)	[Omitted]

(o)	Taxes. All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

(p)	No Defaults. No event or condition exists under any material agreement, instrument or document to which Debtor is a party or may be subject, or by which Debtor or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder;

(q)	Certification of Financial Information. All reports, certificates, schedules, notices and financial information submitted by Debtor to the Secured Party pursuant to this Agreement shall be certified as true and correct in all material respects as of the date thereof by the president, chief financial officer, or vice president of finance of Debtor or other person designated by any of the foregoing; and

(r)	Notice of Material Adverse Change. Debtor shall give the Secured Party prompt written notice of any event, occurrence or other matter which (a) has resulted or may reasonably be expected to result in a material adverse change in its financial condition or business operations, or (b) which would impair in a material manner the ability of Debtor to perform its obligations hereunder or under any of the Debt Documents, or (c) which would impair in a material manner the ability of Secured Party to enforce the Indebtedness or realize upon the Collateral.

(s)	Change in Management. Debtor shall provide Secured Party with written notice within thirty (30) days (unless notice has been filed with the Securities and Exchange Commission and is publicly available, in which case no written notice need be given) after any change in the persons holding the offices of Chief Executive Officer or Chief Financial Officer.

(t)	Transactions with Affiliates. Debtor shall not, without the prior written consent of Secured Party, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Debtor except for transactions that are upon fair and reasonable terms that are no less favorable to Debtor than would be obtained in an arm’s length transaction with a nonaffiliated Person.

(u)	Audits. Debtor shall allow Secured Party during normal business hours and upon reasonable prior written notice to audit Debtor’s Collateral at Debtor’s expense; provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

(v)	Perfection Certificate. Debtor has previously delivered to the Secured Party a certificate signed by the Debtor and entitled “Perfection
Certificate” (the “Perfection Certificate”). The Debtor represents and warrants to the Secured Party that as of the date thereof , there has been

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no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor which would make such information misleading in any material respect.

(w)	Primary Account and Wire Transfer Instructions. Debtor maintains its Primary Account (the “Primary Operating Account”) and the Wire Transfer Instructions for the Primary Operating Account are as follows:
Silicon Valley Bank
3003 Tassman Drive
Santa Clara, CA 95054
ABA No.: 121140399
Account No.: 3300339977
Account Name: Alnylam US Inc.
Swift Code: SVBKUS6S
Debtor hereby agrees that Loans will be advanced to the account specified above (unless Secured Party is otherwise notified in writing fifteen (15) days prior to any due date) and regularly scheduled payments will be automatically debited from the same account.
3. COLLATERAL.
The Debtor covenants and agrees that, so long as any of the Debt Documents shall remain in effect, or unless the Secured Party shall otherwise consent in writing:
(a)	Possession of Collateral; Inspection of Collateral. Until the declaration of any Event of Default, Debtor shall remain in possession of the Collateral. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.

(b)	Maintenance of Collateral. Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, and (iii) except to the extent the Collateral is comprised of or constitutes leasehold improvements, keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)	Disposition of Collateral. Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, except to the extent that (i) all obligations of Debtor to Secured Party have been satisfied or (ii) with the prior written agreement of Secured Party, such Collateral is promptly replaced with assets of equal or greater value.

(d)	Taxes. Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges owing by the Debtor levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents, except to the extent such taxes, license fees, assessments or public and private charges are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established. At its option, and after reasonable prior written notice to the Debtor, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral (except to the extent being contested in good faith) and may pay for the reasonable maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e)	Books and Records. Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right, subject to the restrictions in Section 3(a) hereof, to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f)	Third Party Possession of Collateral. Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

(g)	Change of Address, Name or Jurisdiction. The Debtor has not at any time within the past four (4) months either changed its name or changed the state of jurisdiction in which it is organized and existing, nor has it maintained its chief executive office or any of the Collateral at any other location, except as set forth above, and shall not do so hereafter except upon prior written notice to the Secured Party. The Secured Party shall be entitled to rely upon the foregoing unless it receives twelve (12) days’ advance written notice of a change in the Debtor’s name, state of jurisdiction, address of the Debtor’s chief executive offices or location of the Collateral.

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(h)	Fixtures. Except to the extent the Collateral is comprised of or constitutes leasehold improvements, (i) not permit any item of the Collateral to become a fixture to real estate or an accession to other property without the prior written consent of the Secured Party, (ii) the Collateral is now and shall at all times remain personal property except with the Secured Party’s prior written consent and (iii)if any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, the Debtor will use reasonable efforts to seek from the holder of each Lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Collateral, in a form reasonably acceptable to the Secured Party.

(i)	Distributions. Debtor shall not pay any dividends or make any distributions on its equity securities (except in equity securities of the Debtor).

(j)	Indebtedness Payments. Debtor shall not:
(i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Subordinated Indebtedness for borrowed money or lease obligations without the consent of the Secured Party, such consent not to be unreasonably withheld;
(ii) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Additional Indebtedness (exclusive of Subordinated Indebtedness which is governed by clause (i) above) for borrowed money or lease obligations in an amount in excess of One Million Dollars ($1,000,000) within any six (6) month period without also prepaying a Ratable Portion (as defined below) to the Secured Party;
(iii) amend, modify or otherwise change the terms of any Additional Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof in violation of clauses (i) and (ii) above.

For the avoidance of doubt, Debtor shall be permitted to make regularly scheduled or regularly required payment, repayment or redemptions of Permitted Indebtedness.
For purposes of this Section 3(j), “Ratable Portion” means an amount equal to the product of (A) the amount of Indebtedness owed to the Secured Party at the time multiplied by (B) a fraction, the numerator of which is the dollar amount of all prepayments within that six (6) month period in excess of $1,000,000 and the denominator of which is the sum of (i) all outstanding Additional Indebtedness (other than Subordinated Indebtedness) and (ii) the Indebtedness owed to the Secured Party.
(k)	[Omitted]
4. INSURANCE.
(a)	Risk of Loss. Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)	Insurance Requirements. Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral, which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require but in any event in no greater amount or coverage than maintained by similar businesses in a similar geographic area. The insurance coverage shall be in an amount no less than the [full replacement value] of the Collateral, and deductible amounts, insurers and policies shall be reasonably acceptable to Secured Party (provided that the deductible amounts, insurers and policies in effect as of the date hereof shall be deemed to satisfy this requirement). Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party, except for failure to pay which shall require no more that ten (10) days prior notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers in each case with respect to the Collateral, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments made with respect to Collateral. Secured Party shall not act as Debtor’s attorney-in-fact unless an event of default shall have occurred and be continuing. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.
5. REPORTS.
(a)	Notice of Events. Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any of the Collateral being lost, stolen, missing, destroyed,

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materially damaged or worn out, (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral, or (vi) any occurrence of any Event of Default pursuant to Section 7 herein.

(b)	Financial Statements, Reports and Certificates. Debtor will deliver to Secured Party within ninety (90) days of the close of each fiscal year of Debtor, Debtor’s complete financial statements including a balance sheet, income statement, statement of shareholders’ equity and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied, certified by a recognized firm of certified public accountants reasonably satisfactory to Secured Party. Debtor will deliver to Secured Party copies of Debtor’s quarterly financial statements including a balance sheet, income statement and statement of cash flows, each prepared by Debtor in accordance with generally accepted accounting principles consistently applied by Debtor and certified by Debtor’s chief financial officer, vice president of finance or other person designated by either of them, within forty-five (45) days after the close of each of Debtor’s fiscal quarter. So long as the Debtor is required to make filings of its annual and quarterly financial information with the Securities Exchange Commission, the Debtor shall not be required to actually deliver copies of the foregoing reports to the Secured Party who may access them via a publicly available website. Debtor will deliver to Secured Party promptly upon request of Secured Party, in form reasonably satisfactory to Secured Party, such other and additional information as Secured Party may reasonably request from time to time.
6. FURTHER ASSURANCES.
(a)	Further Assurances Regarding Security Interests. Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts necessary to continue in Secured Party a perfected first security interest in the Collateral (subject to Permitted Liens and the fact that certain Collateral may be comprised of or constitute leasehold improvements), and shall use reasonable efforts to obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance satisfactory to, Secured Party in each case with respect to the Collateral only.

(b)	Authorization To File Financing Statements. Debtor shall perform any and all acts requested by the Secured Party to establish, maintain and continue the Secured Party’s security interest and liens in the Collateral, including but not limited to, executing or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Secured Party. Debtor hereby authorizes Secured Party through any of Secured Party’s employees, agents or attorneys to file any and all financing statements, including, without limitation, any original filings, continuations, transfers or amendments thereof required to perfect Secured Party’s security interest and liens in the Collateral under the UCC without authentication or execution by Debtor, but which items shall be consistent with the terms and limitations set forth herein. Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto that (a) indicate the Collateral (i) is subject to Secured Party’s security interest, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

(c)	Indemnification. Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral or the Debt Documents, except any of the foregoing arising out of or caused by the gross negligence, willful misconduct or bad faith of any indemnified party, or from the Secured Party’s breach of any Debt Document.
7. DEFAULT AND REMEDIES.
(a)	Defaults. Debtor shall be in default under this Agreement and each of the other Debt Documents if any one of the following should occur (each an “Event of Default”):
(i)	Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents, and such breach continues for a period of 5 days after written notice from Secured Party;

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(ii)	Debtor, without the prior written consent of Secured Party, does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber, or allow Liens (except for Permitted Liens or leasehold improvements) upon, any of the Collateral, except as otherwise permitted herein;

(iii)	Debtor breaches any of its insurance obligations under Section 4;

(iv)	Debtor breaches any of its obligations under Sections 2(m) or 3(j);

(v)	Debtor breaches any of its other non-payment obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after notice from Secured Party;

(vi)	Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect at the time when made;

(vii)	Any material portion of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which subjects any material portion of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk, and the foregoing is not removed, released, discharged or terminated within 30 days after notice;

(viii)	Debtor breaches or is in default under any other written agreement between Debtor and Secured Party that is not remedied within any applicable cure period;

(ix)	Debtor dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(x)	[Omitted];

(xi)	A receiver is appointed for all or of any material part of the property of Debtor, or Debtor makes any assignment for the benefit of creditors;

(xii)	Debtor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor and is not dismissed within forty-five (45) days;

(xiii)	Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xiv)	Debtor shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence, unless such (1) merger, consolidation, sale or termination is approved by Secured Party, which approval shall be in Secured Party’s sole discretion, but shall not be unreasonably withheld or delayed; provided, however, if Secured Party does not consent, then Debtor can prepay the Indebtedness without premium or penalty, or (2) such persons or entities which control the right to vote Debtor’s voting stock immediately prior to such merger, consolidation, sale or termination, control the right to vote more than 50% of the voting stock of the successor entity or entity which owns the sold assets;

(xv)	[Omitted]

(xvi)	If Debtor is a publicly held corporation, there shall be a change in the ownership of Debtor’s stock such that Debtor is no longer subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, unless such change in ownership is approved by Secured Party, which approval shall be in Secured Party’s sole discretion; provided, however, if Secured Party does not consent, then Debtor can prepay the Indebtedness without premium or penalty;

(xvii)	Debtor defaults, after giving effect to any grace or cure periods, under any other financing arrangement between Debtor and a third party resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness thereunder in an amount in excess of Five Hundred Thousand Dollars ($500,000);

(xviii)	Secured Party shall have determined in its sole and good faith judgment that there is a material impairment in the perfection or priority of the Secured Party’s security interest in the Collateral; or

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(xix)	Secured Party shall have determined in its sole and good faith judgment, which judgment shall not be unreasonable, that there has been a material adverse change in the financial condition, or business operations of Debtor from the date hereof, or a change or event shall have occurred which would reasonably be expected to materially impair the ability of Debtor to perform its obligations hereunder or under any of the other Debt Documents to which it is a party or of Secured Party to enforce the Indebtedness or realize upon the Collateral.
(b)	Acceleration. If an Event of Default has occurred and is continuing, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor (provided that if there is a default as a result of a bankruptcy or insolvency all Indebtedness shall become immediately due and payable without any action by Secured Party). The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the Default Rate.

(c)	Rights and Remedies. Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action. Upon the occurrence and during the continuation of a default, Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in Debtor’s place and stead and in Debtor’s name or otherwise, from time to time in Secured Party’s sole and arbitrary discretion, to take any action and to execute any instrument which Secured Party may be deemed necessary or advisable to accomplish the purpose of this Agreement. To the extent it would not result in or cause a breach, default or other violation under any applicable license or agreement, Secured Party is granted a non-exclusive royalty free license to use Debtor’s Intellectual Property exclusively for the limited purpose of Secured Party’s remarketing and disposition of Collateral in the exercise of Secured Party’s rights or remedies hereunder. For the avoidance of doubt, this non-exclusive royalty free license shall terminate concurrently with Secured Party’s disposition of Collateral.

(d)	Application of Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party, at the time of or received by Secured Party after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:
a.	First, to the payment of reasonable out-of-pocket costs and expenses, including all reasonable amounts expended to preserve the value of the Collateral, all reasonable costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, and reasonable expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

b.	Second, to the payment to Secured Party of the amount then owing or unpaid on the Loans for scheduled payments, any accrued and unpaid interest, and all other Indebtedness (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the outstanding principal amount of the Loans, and then to the payment of other amounts then payable to Secured Party under any of the Debt Documents ); and

c.	Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.
(e)	Fees and Costs. Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(b)	Remedies Cumulative. Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR

Master Security Agreement No. 6081110
UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g)	WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
8. MISCELLANEOUS.
(a)	Assignment. This Agreement and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor (provided that no such assignment shall be made to any competitor of Debtor), and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever (all such defenses, set-offs, recoupment claims or counterclaims being expressly preserved). Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b)	Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by overnight mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c)	Correction of Errors. Secured Party may correct manifest errors and fill in all blanks in this Agreement, any Collateral Schedule or in any Note consistent with the agreement of the parties;

(d)	Time is of the Essence. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(e)	Entire Agreement. This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. NEITHER THIS AGREEMENT NOR ANY OF THE DEBT DOCUMENTS SHALL BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement is the result of negotiations between and has been reviewed by each of Debtor and Secured Party executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

(f)	Termination of Agreement. This Agreement shall continue in full force and effect until all of the Indebtedness has been paid in full to Secured Party or its assignee; provided, that Debtor’s indemnity obligations set forth in Section 6(c) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Secured Party have run. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made). Secured Party shall, at Debtor’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release of its security interests contemplated by this paragraph, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

Master Security Agreement No. 6081110
(g)	CHOICE OF LAW. DEBTOR AGREES THAT SECURED PARTY AND/OR ITS SUCCESSORS AND ASSIGNS SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE LIABILITIES, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT SECURED PARTY’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE SECURED PARTY. DEBTOR SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS AGREEMENT SHALL BE GOVERNED. DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE SECURED PARTY IN PARTIAL CONSIDERATION OF SECURED PARTY’S RIGHT TO ENFORCE IN THE JURISDICTION STATED ABOVE. DEBTOR CONSENTS TO JURISDICTION IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH ANY COLLATERAL IS LOCATED AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF VIRGINIA OR THE STATE IN WHICH COLLATERAL IS LOCATED FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTOR WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST SECURED PARTY IN ANY JURISDICTION EXCEPT VIRGINIA, OR IF SECURED PARTY CHOOSES TO LITIGATE IN A STATE WHERE COLLATERAL IS LOCATED THEN IN SUCH COUNTY AND STATE.

(h)	Power of Attorney. To facilitate direct collection, the Debtor hereby appoints the Secured Party and any officer or employee of the Secured Party, as the Secured Party may from time to time designate, as attorney-in-fact for the Debtor, effective while any event of default has occurred and is continuing, to (a) endorse the name of the Debtor in favor of the Secured Party upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment of Collateral that may come into the Secured Party’s possession; and (b) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of the Debtor on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the Virginia Uniform Commercial Code. This power, being coupled with an interest, is irrevocable so long as the Loan remains unsatisfied, or any Debt Document remains effective.

(i)	Loss, Depreciation or Other Damage. The Secured Party shall not be liable for or prejudiced by any loss, depreciation or other damage to Collateral unless caused by the Secured Party’s willful and malicious act, its gross negligence or bad faith, and the Secured Party shall have no duty to take any action to preserve or collect any Collateral.

(j)	Demand; Protest. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, and guarantees at any time held by Secured Party on which Debtor may in any way be liable.
9. DEFINITIONS.
     As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Code shall have the meanings given therein unless otherwise defined herein.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:
“Additional Indebtedness” means, with respect to Debtor or any of its subsidiaries, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person, exclusive of trade debt. Unless otherwise indicated, the term “Additional Indebtedness” shall include all Indebtedness of Debtor and all of its subsidiaries.
“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Code” means the Virginia Uniform Commercial Code (including revised Article 9 thereof).
“Collateral” has the meaning given such capitalized term in Section 1.
“Collateral Schedule” has the meaning given such capitalized term in Section 1.
“Debt Documents” has the meaning given such capitalized term in Section 2(b).
“Default Rate” is the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

Master Security Agreement No. 6081110
“Indebtedness” has the meaning given such capitalized term in Section 1.
“Intellectual Property” shall mean (a) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Copyright Rights”); (b) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with(i) any reissues, divisions, continuations, certificates of re-examination, extensions and continuations-in-part thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Patent Rights”); (c) all of the Debtor’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with (i) all renewals thereof, (ii) all present and future rights of the Debtor under all present and future license agreements relating thereto, whether the Debtor is licensee or licensor thereunder, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) all of the Debtor’s present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and (v) all rights corresponding thereto throughout the world (collectively “Trademark Rights”); (d) all present and future licenses and license agreements of the Debtor, and all rights of the Debtor under or in connection therewith, whether the Debtor is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which the Debtor is franchisee or franchisor, together with (i) all renewals thereof, (ii) all income, royalties, damages and payments now or hereafter due and/or payable to the Debtor thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) all claims, causes of action and rights to sue for past, present or future infringements thereof, and (iv) all rights corresponding thereto throughout the world (collectively “License Rights”); (e) all present and future trade secrets of the Debtor; and (f) all other present and future intellectual property of the Debtor.
“Lien(s)” shall mean any voluntary or involuntary mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
“Loan” means an advance of credit by Secured Party to Debtor.
“Note” has the meaning given such capitalized term in Section 1.
“Permitted Indebtedness” means and includes: (i) Indebtedness of Debtor to Secured Party, (ii) Additional Indebtedness arising from the endorsement of instruments in the ordinary course of business, and (iii) Subordinated Indebtedness.
“Permitted Liens” means: (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Secured Party, any imminent risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate material men’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, and (iv) Liens existing on the date hereof and set forth in Schedule A, and any refinancings, amendments and modifications thereof.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Primary Operating Account” has the meaning given such capitalized term in Section 2(w).
“Secured Party’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Debt Documents; and Secured Party’s reasonable attorneys’ fees, costs and expenses incurred in amending, modifying, enforcing or defending the Debt Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Secured Party in connection with Secured Party’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Debtor or its property.
“Subordinated Indebtedness” means Additional Indebtedness subordinated to the Indebtedness of Debtor to Secured Party on terms and conditions acceptable to Secured Party in its sole discretion.

Master Security Agreement No. 6081110
     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

Oxford Finance Corporation		Alnylam Pharmaceuticals, Inc.

By:	/s/ Michael J. Altenburger	By:	/s/ Patricia L. Allen

Name:	Michael J. Altenburger	Name:	Patricia L. Allen

Title:	Chief Financial Officer	Title:	VP, Finance and Treasurer

Promissory Note	Master Security Agreement No.6081110 Schedule No. 01
PROMISSORY NOTE
To Master Security Agreement No. 6081110
March 31, 2006
(Date)
FOR VALUE RECEIVED, Alnylam Pharmaceuticals, Inc., a Delaware corporation, located at the address stated below (“Maker”) promises to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of Two Hundred Forty Thousand, Four Hundred Ninety-Eight and Twenty One-Hundredths Dollars ($240,498.20), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of ten and seven one-hundredths percent (10.07%) per annum, in forty-eight (48) consecutive monthly installments of principal and interest as follows:

Periodic
Installment	Amount

1— 48	$6056.92
each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding principal and interest, if any. The first Periodic Installment shall be due and payable on or about March 31, 2006, and the following Periodic Installments and the final installment shall be due and payable on the first day of each succeeding month (each, a “Payment Date”) beginning May 1, 2006. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. If Maker receives the proceeds for which this Note is given to secure payment thereof on any date other than the first day of a month, Maker agrees to pay any initial partial month interest payment from the date of this Note to the first day of the following month at the same rate set forth above (“Interim Interest”).
The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.
The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.
This Note may be secured by a security agreement (“Security Agreement” and any Security Agreement, this Note and any other document evidencing or securing this loan is hereinafter called a “Debt Document”).
Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received when due, or within five (5) days thereafter the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder (other than due to the fault of Oxford Finance Corporation); or (ii) an event of default has occurred under any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of (x) four percent (4%) per annum above the otherwise applicable rate or (y) the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).
Notwithstanding anything to the contrary contained herein or in the Security Agreement, Maker may prepay in full, but not in part, its entire Indebtedness hereunder by payment of the entire outstanding Indebtedness plus an additional sum as a premium equal to the following percentages of the remaining principal balance for the indicated period:
     From the date of this Note until the first annual anniversary date of this Note: five percent (5%)
     From the first annual anniversary date of this Note until the second annual anniversary date of this Note: three percent (3%)
     From the second annual anniversary date of this Note until the third annual anniversary date of this Note: two percent (2%)
     From the third annual anniversary date of this Note until the fourth annual anniversary date of this Note: one percent (1%)

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all reasonable out of pocket and documented expenses incurred in collection, including Payee’s actual and reasonable attorneys’ fees.
Maker and Payee intend to comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker’s obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.
No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.
Upon receipt of an affidavit (and appropriate indemnity if requested by the Maker) of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the same principal amount thereof and otherwise of like tenor.
It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee’s office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.
MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER AND GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Alnylam Pharmaceuticals, Inc.

/s/ Michael Mason	By:	/s/ Patricia L. Allen
(Witness)
Michael Mason	Name:	Patricia L. Allen
(Print name)
300 Third St., Cambridge, MA 02142	Title:	VP, Finance and Treasurer
(Address)

Federal Tax ID #: 77-0602661

Address: 300 Third Street, 3rd and 4th Floor
Cambridge, MA 02142

Promissory Note	Master Security Agreement No.6081110
Schedule No. 02
PROMISSORY NOTE
To Master Security Agreement No. 6081110
March 31, 2006
(Date)
FOR VALUE RECEIVED, Alnylam Pharmaceuticals, Inc., a Delaware corporation, located at the address stated below (“Maker”) promises to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of One Hundred Forty-Seven Thousand, One Hundred Seventy-Four and Eighty-Five One-Hundredths Dollars ($147,174.85), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of ten and nine one-hundredths percent (10.09%) per annum, in thirty-six (36) consecutive monthly installments of principal and interest as follows:

Periodic
Installment	Amount
1- 36	$4,715.49
each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding principal and interest, if any. The first Periodic Installment shall be due and payable on or about March 31, 2006, and the following Periodic Installments and the final installment shall be due and payable on the first day of each succeeding month (each, a “Payment Date”) beginning May 1, 2006. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. If Maker receives the proceeds for which this Note is given to secure payment thereof on any date other than the first day of a month, Maker agrees to pay any initial partial month interest payment from the date of this Note to the first day of the following month at the same rate set forth above (“Interim Interest”).
The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.
The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.
This Note may be secured by a security agreement (“Security Agreement” and any Security Agreement, this Note and any other document evidencing or securing this loan is hereinafter called a “Debt Document”).
Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received when due, or within five (5) days thereafter the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder (other than due to the fault of Oxford Finance Corporation); or (ii) an event of default has occurred under any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of (x) four percent (4%) per annum above the otherwise applicable rate or (y) the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).
Notwithstanding anything to the contrary contained herein or in the Security Agreement, Maker may prepay in full, but not in part, its entire Indebtedness hereunder by payment of the entire outstanding Indebtedness plus an additional sum as a premium equal to the following percentages of the remaining principal balance for the indicated period:
     From the date of this Note until the first annual anniversary date of this Note: five percent (5%)
     From the first annual anniversary date of this Note until the second annual anniversary date of this Note: three percent (3%)
     From the second annual anniversary date of this Note until the third annual anniversary date of this Note: two percent (2%)
The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all reasonable out of pocket and documented expenses incurred in collection, including Payee’s actual and reasonable attorneys’ fees.
Maker and Payee intend to comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker’s obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.
No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.
Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Upon receipt of an affidavit (and appropriate indemnity if requested by the Maker) of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the same principal amount thereof and otherwise of like tenor.
It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee’s office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.
MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER AND GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER AND GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Alnylam Pharmaceuticals, Inc.

/s/ Michael Mason	By:	/s/ Patricia L. Allen
(Witness)
Michael Mason	Name:	Patricia L. Allen
(Print name)
300 Third St., Cambridge, MA 02142	Title:	VP, Finance and Treasurer
(Address)

Federal Tax ID #: 77-0602661

Address: 300 Third Street, 3rd and 4th Floor
Cambridge, MA 02142